Exhibit 99.1

For more information, contact:
Ronald L. Smith
Chief Financial Officer
(336) 316-5545

Unifi Announces First Quarter Results

GREENSBORO, N.C., October 24, 2012 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for its first fiscal quarter ended September 23, 2012.  The Company reported net income of $2.3 million, or $0.11 per share, which increased compared to net income of $0.3 million, or $0.01 per share, for the prior year fiscal quarter ended September 25, 2011.  Net sales increased $2 million, or 1.1%, to $173 million for the September 2012 quarter compared to net sales of $171 million for the September 2011 quarter.

Highlights for the September 2012 quarter over prior year quarter results include:
•	Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) improved $5.7 million to $13.8 million;
•	Volume improved 6.7% primarily due to recovery in our international operations;
•	Gross profit improved $6.2 million as a result of volume and conversion margin improvements; and,
•	Interest expense dropped $2.9 million as a result of the $44 million reduction in outstanding debt since September 2011 and significantly lower borrowing rates from the debt refinancing in May 2012.

Results for the quarter versus the prior year quarter were negatively impacted by a $3.8 million reduction in earnings from the Company’s equity investment in Parkdale America, related primarily to softness in the cotton apparel market.

Unifi Announces First Quarter Results-page 2

"I am pleased with the strong start to our fiscal year, especially in what remains an uncertain economy and a relatively flat retail unit sales environment,” said Bill Jasper, Chairman and CEO of Unifi. "Our focus remains on execution and continuously improving the things we can control, such as cost, inventory management and process efficiency and flexibility improvements.  As a result of this focus, we are beginning our 2013 fiscal year with a healthy balance sheet and a flexible capital structure to support our current strategies.”

Cash-on-hand as of September 23, 2012 was $12.6 million, an increase of $1.7 million compared to $10.9 million cash-on-hand as of June 24, 2012.  Total debt at the end of the September 2012 quarter was $120.0 million with a weighted average interest rate of 4.2%.

"Although September 2012 was a strong quarter for the Company and business fundamentals remain positive, we are cautious about the rest of the fiscal year," said Ron Smith, Chief Financial Officer of Unifi.  “We are entering the holiday season with an uncertain retail forecast and are expecting an escalating raw material cost environment over the next few months, which will put temporary pressure on margins.  Nevertheless, we feel confident in the strength of our underlying business and anticipate continued improvements in our international businesses as we move through the fiscal year."

The Company will provide additional commentary regarding its first quarter results during its earnings conference call on October 25, 2012 at 8:30 a.m. Eastern Time.  The call will be webcast live at http://investor.unifi.com/ and be available for replay approximately two hours after the live event and archived for up to twelve months.  Additional supporting materials and information related to the call, as well as the Company's financial results for the September 2012 quarter will also be available at http://investor.unifi.com/.

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Unifi Announces First Quarter Results-page 3

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials. The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. Key Unifi brands include, but are not limited to: AIO® - all-in-one performance yarns, SORBTEK®, A.M.Y.®, MYNX® UV, REPREVE®, REFLEXX®, MICROVISTA® and SATURA®. Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications. For more information about Unifi, visit www.unifi.com, or to learn more about REPREVE®, visit the new website www.repreve.com.

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Financial Statements to Follow

Unifi Announces First Quarter Results-page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(amounts in thousands, except share and per share amounts)

	September 23, 2012	June 24, 2012
ASSETS
Cash and cash equivalents	$12,592	$10,886
Receivables, net	95,549	99,236
Inventories	116,710	112,750
Income taxes receivable	382	596
Deferred income taxes	6,476	7,807
Other current assets	6,468	6,722
Total current assets	238,177	237,997

Property, plant and equipment, net	122,133	127,090
Deferred income taxes	1,414	1,290
Intangible assets, net	9,232	9,771
Investments in unconsolidated affiliates	95,185	95,763
Other non-current assets	10,169	10,322
Total assets	$476,310	$482,233

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$44,569	$48,541
Accrued expenses	11,094	14,402
Income taxes payable	464	1,332
Current portion of long-term debt	7,200	7,237
Total current liabilities	63,327	71,512
Long-term debt	112,750	114,315
Other long-term liabilities	5,569	4,832
Deferred income taxes	831	794
Total liabilities	182,477	191,453
Commitments and contingencies

Common stock, $0.10 par (500,000,000 shares authorized, 20,095,094 and 20,090,094 shares outstanding)	2,010	2,009
Capital in excess of par value	35,100	34,723
Retained earnings	255,057	252,763
Accumulated other comprehensive income	445	28
Total Unifi, Inc. shareholders’ equity	292,612	289,523
Non-controlling interest	1,221	1,257
Total shareholders’ equity	293,833	290,780
Total liabilities and shareholders’ equity	$476,310	$482,233

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Unifi Announces First Quarter Results-page 5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(amounts in thousands, except per share amounts)

	For The Three Months Ended
	September 23, 2012	September 25, 2011
Net sales	$172,900	$171,013
Cost of sales	154,880	159,183
Gross profit	18,020	11,830
Selling, general and administrative expenses	11,147	10,371
Provision for bad debts	110	205
Other operating expense (income), net	581	(41)
Operating income	6,182	1,295

Interest income	(124)	(647)
Interest expense	1,444	4,380
Loss on extinguishment of debt	242	462
Equity in earnings of unconsolidated affiliates	(671)	(3,459)
Income before income taxes	5,291	559
Provision for income taxes	3,233	273
Net income including non-controlling interest	$2,058	$286
Less: net (loss) attributable to non-controlling interest	(236)	—
Net income attributable to Unifi, Inc.	$2,294	$286

Net income attributable to Unifi, Inc. per common share:
Basic	$0.11	$0.01
Diluted	$0.11	$0.01

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Unifi Announces First Quarter Results-page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(amounts in thousands)

	For The Three Months Ended
	September 23, 2012	September 25, 2011
Cash and cash equivalents at beginning of year	$10,886	$27,490
Operating activities:
Net income including non-controlling interest	2,058	286
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(671)	(3,459)
Dividends received from unconsolidated affiliates	2,224	2,005
Depreciation and amortization expense	6,517	6,782
Loss on extinguishment of debt	242	462
Non-cash compensation expense, net	621	243
Deferred income taxes	1,418	(718)
Other	23	63
Changes in assets and liabilities, excluding effects of foreign currency adjustments:
Receivables, net	3,602	403
Inventories	(4,003)	(7,386)
Other current assets and income taxes receivable	600	(129)
Accounts payable and accrued expenses	(7,204)	2,622
Income taxes payable	(1,046)	647
Net cash provided by operating activities	4,381	1,821
Investing activities:
Capital expenditures	(1,091)	(1,122)
Investments in unconsolidated affiliates	—	(360)
Proceeds from sale of assets	36	173
Other	(41)	—
Net cash used in investing activities	(1,096)	(1,309)
Financing activities:
Payments of notes payable	—	(10,288)
Proceeds from revolving credit facilities	17,500	58,800
Payments on revolving credit facilities	(14,000)	(53,500)
Payments on term loans	(6,450)	—
Proceeds from related party term loan	1,250	—
Payments of debt financing fees	(46)	—
Contributions from non-controlling interest	200	—
Other	(9)	49
Net cash used in financing activities	(1,555)	(4,939)

Effect of exchange rate changes on cash and cash equivalents	(24)	(3,242)
Net increase (decrease) in cash and cash equivalents	1,706	(7,669)
Cash and cash equivalents at end of period	$12,592	$19,821

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Unifi Announces First Quarter Results-page 7

RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO UNIFI, INC. TO ADJUSTED EBITDA (Unaudited)
(amounts in thousands)

The reconciliations of Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are as follows:
	For the Three Months Ended
	September 23, 2012	September 25, 2011
Net income attributable to Unifi, Inc.	$2,294	$286
Provision for income taxes	3,233	273
Interest expense, net	1,320	3,733
Depreciation and amortization expense	6,333	6,561
EBITDA	13,180	10,853

Loss on extinguishment of debt	242	462
Non-cash compensation expense, net	621	243
Other	453	43
Adjusted EBITDA Including Equity Affiliates	14,496	11,601

Equity in earnings of unconsolidated affiliates	(671)	(3,459)
Adjusted EBITDA	$13,825	$8,142

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Unifi Announces First Quarter Results-page 8

NON-GAAP FINANCIAL MEASURES

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization).  Adjusted EBITDA including equity affiliates represents EBITDA adjusted to exclude non-cash compensation expense net of distributions, gains or losses on extinguishment of debt and certain other adjustments.  Other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and certain other operating or non-operating income or expense items.  Adjusted EBITDA represents Adjusted EBITDA including equity affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.  We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of issuers to meet debt service obligations.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA are alternative views of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing these performance measures.  Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions.  Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.  We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges.  Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance.  The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

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Unifi Announces First Quarter Results-page 9

NON-GAAP FINANCIAL MEASURES
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In evaluating EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our Adjusted EBITDA and Adjusted EBITDA including equity affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA including equity affiliates) measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, neither of Adjusted EBITDA or Adjusted EBITDA including equity affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

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Unifi Announces First Quarter Results-page 10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the "Company") that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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